EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO LAREDO OIL, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

SENIOR PROMISSORY NOTE

$250,000.00 ("Maximum Loan Amount")	November 22, 2010 New York, New York

FOR VALUE RECEIVED, the receipt and adequacy of which is hereby acknowledged by the undersigned, Laredo Oil, Inc., a Delaware corporation ("Borrower"), does hereby promise to pay to the order of Alleghany Capital Corporation, a Delaware corporation ("Lender"), at 7 Times Square Tower, 17th Floor, New York, NY 10036, or at such other place as may be designated from time to time in writing by Lender, the entire principal amount of this Senior Promissory Note, or such lesser amount as is funded by Lender as provided herein, plus interest thereon as provided for herein. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

This Senior Promissory Note (this "Note") is being executed and delivered in connection with Lender's undertaking to fund to Borrower, in two installments (collectively, the "Loans") in an aggregate maximum principal amount up to Two Hundred and Fifty Thousand Dollars ($250,000.00) ("Maximum Loan Amount") pursuant and subject to the terms and conditions of that certain Loan Agreement of even date herewith between Borrower and Lender ("Loan Agreement"). Unless otherwise defined in this Note, all capitalized terms used in this Note shall have the meanings ascribed to them in the Loan Agreement. Such Loans will be funded by Lender at the times, in the manner and subject to the terms and conditions set forth in the Loan Agreement. The unpaid principal amount actually funded by the Lender to Borrower pursuant to Loan Agreement, up to the Maximum Loan Amount, plus interest accrued thereon and added to principal pursuant to Paragraph 2(a) below, shall be referred to herein as the "Outstanding Principal Sum".

1.               Interest.

(a)           Note Rate. Interest shall accrue on the Outstanding Principal Sum of this Note from the date on which the Outstanding Principal Sum hereunder or portion thereof is funded by Lender to the date such Outstanding Principal Sum is paid in full, at the rate of six percent (6%) per annum (referred to herein as the "Note Rate").

(b)           Default Rate. Upon the occurrence of an "Event of Default" (as defined in Paragraph 5 below), and so long as such Event of Default shall continue, the Outstanding Principal Sum together with all unpaid interest accrued thereon shall bear interest at an annual rate (the "Default Rate") equal to the then applicable Note Rate plus three percent (3%) per annum.

2.              Payments.

(a)           Subject to the provisions of Paragraph 6 below, interest shall be payable semi-annually, commencing on May 22, 2011 (each, an "Interest Payment Date"). The Outstanding Principal Sum (together with all accrued and unpaid interest thereon) shall be all due and payable on the "Maturity Date" set forth in Section 3 below. Notwithstanding the foregoing, all amounts received by Borrower after the date of this Note from the issuance or sale of shares of the capital stock of Borrower (referred to herein as "Equity Sale Proceeds") shall be used to pay first all accrued and unpaid interest under this Note and then shall be used to pay the Outstanding Principal Sum to the extent of the remaining balance of such Equity Sale Proceeds.

(b)           Notwithstanding the foregoing Paragraph 2(a), on each Interest Payment Date, Borrower may elect to allow the interest then due and payable to accrue and compound, at which time and giving effect to such election the interest having accrued on the Outstanding Principal Sum since the date of this Note or the most recent Interest Payment Date (whichever is later) shall be added to the principal amount of the Loans and become part of the Original Principal Sum for all purposes of this Note.

3.              Maturity Date.

(a)           If the "Proposed Transaction" referred to in the Loan Agreement is not consummated prior to February 5, 2011, then the entire Outstanding Principal Sum, and all accrued and unpaid interest thereon, shall be all due and payable on the date which is the earlier of (a) the date on which Borrower consummates any equity or debt financing involving the receipt by Borrower of proceeds of at least $500,000.00; (b) December 31, 2011 or (b) the "Accelerated Maturity Date" (as defined in Paragraph 6 below).

(b)           If the "Proposed Transaction" referred to in the Loan Agreement is consummated prior to February 5, 2011, then the entire Outstanding Principal Sum, and all accrued and unpaid interest thereon, shall be all due and payable on the date which is the earlier of (a) December 31, 2013 or (b) the "Accelerated Maturity Date" (as defined in Paragraph 6 below)

(c)            The actual date on which the entire Outstanding Principal Sum is all due and payable under this Section 2 shall be referred to herein as the "Maturity Date".

4.             Not Revolving Line of Credit. The Loans do not constitute a revolving credit and when any repayment of the Outstanding Principal Amount occurs, such Outstanding Principal Amount may not be re-borrowed.

5.              Events of Default. The occurrence of any one or more of the following events with respect to the Borrower shall constitute an event of default hereunder (each an "Event of Default"):

(a)           Borrower fails to make any payment of principal or interest when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, under this Note and does not cure such failure within five (5) days after such failure;

(b)           Borrower fails to perform or otherwise breaches any covenant contained in the Loan Agreement or this Note and, if such failure or breach is capable of being cured, does not cure such failure or breach within ten (10) days after written notice of such failure is given to Borrower by Lender;

(c)           Any representation or warranty made to Lender by Borrower in the Loan Agreement is or becomes false, inaccurate or misleading in any material respect either as of the date of the Loan Agreement or as of the date on which Lender is required to fund the Second Loan Installment;

(d)           Borrower breaches or violates any provisions of any other written agreement entered into with Lender; or

(e) Borrower files a petition in bankruptcy or for any form of debtor relief under any present or future law relating to bankruptcy or debtor relief; or such a filing or petition is filed against Borrower and Borrower either consents to or does not oppose such filing or petition, or such petition is not dismissed within sixty (60) days after filing; or Borrower consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of Borrower or for any part of Borrower's property; or Borrower makes an assignment for the benefit of its creditors.

6.              Remedies. Upon the occurrence of any Event of Default, Lender shall be entitled to exercise one or more of the following remedies:

(a)          Declare by written notice to the Borrower, the then entire Outstanding Principal Sum, together with accrued interest thereon, immediately due and payable without presentment or demand for payment, protest or other notices or demands of any kind (all of which are hereby expressly waived by Borrower), on the date specified in such written notice to the Borrower, which date (the "Accelerated Maturity Date") shall be no earlier than the fifth (5th) day following the date of such notice.

(b)           In addition, Lender shall be entitled to exercise any and all such other rights and remedies as the Lender may have under law or in equity.

(c) All of Lender's rights and remedies in connection with this Note or under applicable law or at equity shall be cumulative, and Lender's exercise of any one or more of those remedies shall not constitute an election of remedies.

7.             Interest Computation. Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty-five (365) and the numerator of which is the actual number of days in the month of such adjustment.

8.             Principal Prepayments. Borrower shall have the right to prepay this Note, in whole or in part, at any time without penalty.

9.             Right to Make Notations. The holder of this Note is hereby authorized to record the date and amount of Lender's Loans, the date and amount of each payment of principal and interest, and applicable interest rates and other information with respect thereto, on schedules to be annexed to and constituting a part of this Note (or record such information by any analogous method the holder hereof may elect consistent with its customary practices) and any such recordation shall constitute prima facie evidence, absent manifest error, of the accuracy of the information so recorded; provided, however, that the failure to make a notation or the inaccuracy of any notation shall not limit or otherwise affect the obligations of Borrower under this Note.

10.           Delay in Enforcement. If Lender delays in exercising or failing to exercise any of their respective rights under this Note, that delay or failure shall not constitute a waiver of any of Lender's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Lender of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender.

11.           Assignment. This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Lender; provided, however, that Borrower may not assign this Note or assign or delegate any of its rights or obligations under this Note.

12.           Usury Laws. Borrower and Lender intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is Borrower's and Lender's express intention that Borrower not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by Lender to Borrower), and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

13.           Unconditional Liability; No Offsets. Borrower promises absolutely and unconditionally to pay the indebtedness evidenced hereby, in accordance with the terms and conditions set forth in this Note, without offset or counterclaim.

14.           Governing Law and Waivers. This Note shall be governed by the laws of the State of New York. The Borrower hereby waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of nonpayment; notice of costs, expenses or losses and interest thereon; and notice of interest on interest and late charges.

15.           Business Days; Application of Payments. Whenever any payment on this Note shall be stated to be due on a day that is not a business day, such payment shall instead be made on the next succeeding business day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal.

16.           Jurisdiction and Venue. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York, for purposes of any action, lawsuit or other proceeding arising out of or relating to this Note and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Note in any suit, action or proceeding by the mailing of a copy thereof to the applicable party.

17.           Attorneys Fees. If any attorney is engaged by Lender to enforce or defend any provision of this Note, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys' fees and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and costs had been added to the principal.

[Next Page Is Signature Page]

[Signature Page for Senior Promissory Note]

IN WITNESS WHEREOF, the undersigned, by its duly authorized and acting executive officer, has executed this Senior Promissory Note as of the date first set forth above.

BORROWER:
Laredo Oil, Inc., a Delaware corporation

By: /s/ Mark See
Mark See, President and CEO